                                                                     Exhibit 5.1


March 26, 2002

Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401

                  Re:      Registration Statement on Form S-4
                           Registration No. 333-84386

Ladies and Gentlemen:

         We have acted as counsel for Paxson Communications Corporation (the "Company"), a Delaware corporation, and the Guarantors (as defined below) in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register the exchange of $496,263,000 aggregate principal amount at maturity of the Company's 12 1/4% Senior Subordinated Discount Notes due 2009 (the "New Notes") for an equal principal amount at maturity of its outstanding 12 1/4% Senior Subordinated Discount Notes due 2009 (the "Original Notes"). The Original Notes were issued, and the New Notes will be issued, under an Indenture, dated as of January 14, 2002 (the "Indenture"), among the Company, the domestic subsidiaries of the Company that are parties thereto (the "Guarantors") and The Bank of New York.

         For purposes of rendering the opinions expressed in this letter, we have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we have deemed it necessary to require as a basis for such opinion.

         With respect to various factual matters material to the opinions expressed below, we have relied upon certain certificates and information furnished by pubic officials and representatives of the Company. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person executing the agreements described herein, (b) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or

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March 26, 2002
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remedy contained in any of the documents, (c) the genuineness of each signature, (d) the completeness of each document submitted to us, (e) the authenticity of each document reviewed by us as an original, (f) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us a copy, (g) that each transaction complies with all tests of good faith, fairness, and conscionability required by law, and (h) that each certificate or copy of a public record furnished by public officials is accurate, complete, and authentic.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the New Notes, when executed, authenticated, issued and delivered in accordance with the provisions of the Indenture in exchange for the Original Notes pursuant to the exchange offer contemplated by the prospectus that is included in the Registration Statement, will constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to the limitations of bankruptcy, insolvency, reorganization, moratorium or other laws or judicial decisions affecting the enforcement of creditors' rights generally and general principles of equity.

         This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion, or an informational confirmation in the opinion.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ HOLLAND & KNIGHT LLP

                                       HOLLAND & KNIGHT LLP